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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF CINEMARK, INC.


USA

CNMK Holding, Inc.

Cinemark USA, Inc.

Cinemark, L.L.C.

Sunnymead Cinema Corp.

Cinemark Properties, Inc.

Greeley Holdings, Inc.

Trans Texas Cinema, Inc.

Cinemark International, L.L.C.

Cinemark Mexico (USA), Inc.

Cinemark Leasing Company

Cinemark Partners I, Inc.

Cinemark Partners II, Ltd.

Cinemark Investments Corporation

Multiplex Properties, Inc.

Multiplex Services, Inc.

Interstate Theatre Holdings, Inc.

Greeley, Ltd.

Interstate Theatres, L.L.C.

Interstate Theatres II, L.L.C.

CNMK Brazil Investments, Inc.

CNMK Investments, Inc.

CNMK Delaware Investments I, L.L.C.


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CNMK Delaware Investments II, L.L.C.

CNMK Delaware Investment Properties L.P.

CNMK Texas Properties, Ltd.

Brainerd Ltd.

Laredo Theatre, Ltd.


ARGENTINA

Cinemark Argentina S.A.

Prodecine S.A.

Bulnes 2215, S.A.


BRAZIL

Cinemark Brasil S.A.

Cinemark Empreendimentos e. Participacoes Ltda


CANADA

Cinemark Theatres Canada, Inc.

Cinemark Holdings Canada, Inc.

Canada Theatre Holdings, Inc.


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CENTRAL AMERICA

Cinemark Panama S.A.

Cinemark Equity Holdings Corporation

Cinemark Costa Rica S.R.L.

Cinemark El Salvador, Ltda. de C.V.

Cinemark Nicaragua y Cia. Ltda.

Cinemark Honduras, S. de R.L.

Cine Food Services, S.A.

CHILE

Cinemark Chile S.A.

Inversiones Cinemark S.A.

Worldwide Invest Inc.


COLOMBIA

Cinemark Colombia S.A.


ECUADOR

Cinemark del Ecuador S.A.


GERMANY

Cinemark Germany GmbH


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MEXICO

Cinemark Holdings Mexico S. de R.L. de C.V.

Cinemark de Mexico S.A. de C.V.

Servicios Cinemark S.A. de C.V.

Cinemark del Norte S.A. de C.V.


PERU

Cinemark del Peru S.R.L.


SPAIN

Cinemark Holdings Spain, S.L.


UNITED KINGDOM

Cinemark Theatres U.K. Limited


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